UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Genasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive
San Diego, California 92127
(Address of Principal Executive Offices)

858-676-1112
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2024, Genasys Inc. (the “Company”) entered into (a) a Term Loan and Security Agreement (the “Loan Agreement”) among the Company, Evertel Technologies, LLC (“Evertel”), Zonehaven LLC (“Zonehaven”), Genasys Puerto Rico, LLC (“Genasys PR”), the lenders from time to time party thereto (the “Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent, pursuant to which the Company borrowed Fifteen Million Dollars ($15,000,000) (the “Loan Transaction”) and (b) a Warrant Agreement (the “Warrant Agreement”) pursuant to which the Company agreed to issue to the Lenders warrants (the “Warrants”) to purchase up to 3,068,182 shares of the Company’s common stock at an initial exercise price of $2.53 per share, subject to adjustment (each, a “Warrant Share”), which may be exercised via cashless exercise.

The Loan Agreement provides for a two percent original issue discount and interest under the Loan Agreement is payable quarterly in cash at a rate of the three-month Secured Overnight Financing Rate (“SOFR”) plus five percent, or the Company may elect to pay interest fifty percent in cash and fifty percent in shares of common stock (the “Interest Shares”) at a rate of the three-month SOFR plus six percent. All outstanding principal and interest under the Loan Agreement is due and payable on May 13, 2026. The Loan Agreement allows for early prepayment of the principal with a one percent premium during the first year of the loan and without premium or penalty thereafter.

In connection with the Loan Agreement, the Company also entered into a Right of First Refusal Agreement (the “ROFR Agreement”), pursuant to which the Company granted to the Lenders a right of first refusal with respect to equity or debt financings completed by the Company during the first year following the closing of the Loan Transaction.

The Company’s obligations under the Loan Agreement are secured by a first-priority security interest in all of its assets. In addition, the Company’s subsidiaries Evertel, Zonehaven and Genasys PR guaranteed all of the obligations of the Company in connection with the Loan Transaction.

Pursuant to the Loan Agreement, the Company agreed to register the resale of the Warrants, Warrant Shares and Interest Shares (collectively, the “Securities”) issued in the Loan Transaction.

The Loan Agreement contains customary representation and warranties of the Company, affirmative and negative covenants, including without limitation restricting the Company from certain distributions, investments, indebtedness, sales of assets, loans and payments, of the Company, events of default and remedies thereupon, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Loan Agreement, Warrant Agreement and ROFR Agreement is qualified by reference to the full text of the forms of such agreements, which are filed as Exhibits hereto and incorporated herein by reference.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 2.02	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act or under the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On May 14, 2024, the Company issued a press release regarding its financial results for the fiscal quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Lenders in the Warrant Agreement, the offering and sale of the Warrants, the Warrant Shares and the Interest Shares to the Lenders was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. None of the Securities nor the Placement Agent Shares have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, the Company announced the appointment of Bill Dodd and Craig Fugate to the Board of Directors (the “Board”) of the Company effective June 1, 2024, with each of their respective terms continuing until the Annual Meeting of Stockholders of the Company in 2025 and until their respective successors are duly elected and qualified, unless Messrs. Dodd or Fugate sooner dies, retires or resigns. The Board has determined that each of Messrs. Dodd and Fugate satisfies the current “independent director” standards established by the rules of The Nasdaq Stock Market.

Each of Messrs. Dodd and Fugate will receive director compensation in accordance with the Company’s standard remuneration for its non-employee directors, which provides annual cash compensation of $30,000, paid quarterly, as well as an annual time-vesting restricted stock unit (“RSU”) grant in the amount of up to 30,000 shares of common stock at each Annual Meeting of Stockholders. The annual compensation payable to independent directors is subject to an aggregate cap of $1,250,000, which may reduce the number of shares included in the annual RSU grants. Each of Messrs. Dodd and Fugate will receive a pro-rated initial RSU grant of 23,654 shares of common stock based on the date of their appointment Board.

In addition, it is anticipated that each of Messrs. Dodd and Fugate will enter into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2013, and incorporated herein by reference.

There are no other arrangements or understandings between either of Mr. Dodd or Mr. Fugate and any other person pursuant to which Mr. Dodd or Mr. Fugate was selected to serve on the Board. There are no family relationships between either of Mr. Dodd or Mr. Fugate and any director or executive officer of the Company, and neither of Mr. Mr. Dodd or Mr. Fugate has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On May 14, 2024, the Company issued a press release announcing the closing of the transactions contemplated by the Loan Agreement and a press release announcing the appointment of Messrs. Dodd and Fugate to the Board. A copy of the press release announcing the closing of the transactions contemplated by the Loan Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. A copy of the press release announcing the appointment of Messrs. Dodd and Fugate to the Board is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 and Exhibit 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
4.1	Warrant Agreement
10.1	Term Loan and Security Agreement
10.2	Right of First Refusal Agreement
99.1	Financial Results Press Release, dated May 14, 2024, issued by the Company
99.2	Press Release regarding Loan Transaction, dated May 14, 2024, issued by the Company
99.3	Press Release regarding Director Appointments, dated May 14, 2024, issued by the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2024
Genasys Inc.

	By:	/s/ Dennis D. Klahn
Dennis D. Klahn
Chief Financial Officer